UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date  of  Report  (Date  of  earliest event reported):
                                November 22, 1999



                           Exigent International, Inc.
             (Exact name of Registrant as specified in its charter)



          Delaware                      333-5733                59-3379927
(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)        File Number)          Identification No.)



            -----------------------------------------------------



                                 1225 Evans Road
                          Melbourne, Florida 32904-2314
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                  407-952-7550



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Item 5.  Other Events

         On November 22, 1999 Exigent International, Inc. announced that it had entered into an agreement to acquire all of the outstanding shares of GEC North America Corporation, a systems integrator of Oracle-based solutions. The acquisition, which is subject to a number of customary conditions, is expected to be completed before year end. The text of the press release announcing the agreement is attached hereto as Exhibit 99.

Pursuant to the terms of the acquisition agreement, the purchase price for GEC is $3.27 million, $2.27 million in cash on the effective date of the acquisition and the balance in a $1.00 million promissory note to be paid over four years with interest at 8.0%. The acquisition will be accounted for under the purchase method of accounting.

Item 7.  Financial Statements and Exhibits

(c)      The following documents are furnished as exhibits to this report:

Exhibit                                                                   Page
Number            Description                                            Number
-------           -----------                                            ------
    99            Press Release of the Registrant,                          4
                  dated November 22, 1999

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             Exigent International, Inc.
Dated:
November 22, 1999            By: /s/ B.R. Smedley
                             -------------------------------------------------
                                B.R. "Bernie" Smedley, Chief Executive Officer